UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PATRICK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATRICK INDUSTRIES, INC.

107 West Franklin Street

P.O. Box 638

Elkhart, Indiana 46515-0638

574-294-7511

____________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held November 1, 2007

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Patrick Industries, Inc., an Indiana corporation, will be held at the Company’s corporate offices, 107 W. Franklin Street, Elkhart, Indiana, on Thursday, November 1, 2007 at 10:00 a.m., Indiana time, for the following purposes:

1.

To approve a rights offering granting shareholders one right to purchase 0.2 of a share of common stock, for each share of the Company’s common stock they own, at a purchase price of $11.25 per share, or an aggregate of approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000 (the “Rights Offering”);

2.

To approve the Standby Purchase Agreement and the transactions contemplated thereunder (the “Standby Purchase Agreement”), pursuant to which Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) have committed to purchase at $11.25 per share, any shares not purchased in the Rights Offering;

3.	To approve the sale of up to 130,000 shares of common stock to certain management employees at $11.25 per share, or an aggregate purchase price of up to $1,462,500; and

4.

To amend our Articles of Incorporation to increase the number of authorized shares of common stock, without par value, from 12,000,000 to 20,000,000 and the aggregate number of shares of capital stock to 21,000,000.

The Board of Directors has fixed the close of business on October 2, 2007, as the record date for the determination of the holders of shares of the Company’s outstanding common stock entitled to notice of and to vote at the Special Meeting of Shareholders. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, please vote your shares using the Internet, by telephone, or by mail by signing, dating, and returning the enclosed proxy. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting, if you desire.

By Order of the Board of Directors,

ANDY L. NEMETH
October 5, 2007	SECRETARY

PATRICK INDUSTRIES, INC.

107 West Franklin Street

P.O. Box 638

Elkhart, Indiana 46515-0638

574-294-7511

____________

PROXY STATEMENT

Special Meeting of Shareholders

To Be Held November 1, 2007

_____________________________

This Proxy Statement and the accompanying Proxy Card are being mailed to shareholders of Patrick Industries, Inc. (the “Company,” “we,” “us,” and “our”) on or about October 5, 2007, and are being furnished in connection with the Board of Directors’ solicitation of proxies for the Special Meeting of Shareholders (“Special Meeting”) to be held on November 1, 2007 for the purpose of considering and acting upon the matters specified in the Notice of Special Meeting of Shareholders accompanying this Proxy Statement. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

PROXY INFORMATION

Your vote is important. Whether or not you expect to attend the meeting, please vote your shares using the Internet, by telephone, or by mail by signing, dating, and returning the enclosed proxy in the enclosed envelope. A shareholder who has submitted a Proxy may revoke it at any time before it is voted, but only by executing and returning to the Company Secretary at 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638, notice of revocation or by attending the meeting and voting in person. Attendance at the meeting does not, by itself, revoke a Proxy.

Each shareholder is entitled to one vote for each share of the Company’s common stock held as of the record date. For purposes of the Special Meeting, a quorum means a majority of the outstanding shares. As of the close of business on October 2, 2007, there were outstanding 5,997,177 shares of common stock entitled to one vote each. In determining whether a quorum exists at the Special Meeting, all shares represented in person or by proxy will be counted. Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our special meeting for quorum purposes but will not be counted as votes cast on any matter presented at our Special Meeting, except with respect to Proposal No. 4. Proposal No. 4 requires the affirmative vote of the holders of a majority of the stock entitled to vote and, therefore, broker non-votes and abstentions will count as a vote against the proposal. With respect to each of the proposals, a shareholder may vote for, against or abstain. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting.

Proposal Nos. 1, 2, and 3 in this Proxy Statement require the affirmative vote of a majority of the votes cast, provided a quorum (50% of the outstanding shares of common stock) is present as required under Indiana law. Proposal No. 4 – a proposal to amend the Company’s Articles of Incorporation to increase the authorized number of shares of common stock – requires the affirmative vote of the holders of a majority of the stock entitled to vote. For the corporate actions proposed in this Proxy Statement, shareholders are not entitled to a dissenter’s right of appraisal under Indiana law.

The Board of Directors, in a meeting held on July 9, 2007, approved each of the aforementioned proposals and recommends that shareholders vote FOR each of the proposals. Tontine, a holder of 38.2% of the Company's common stock, has indicated its intention to vote in favor all four proposals. This Proxy Statement and the accompanying Proxy Card are first being mailed to shareholders on or about October 5, 2007.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities, whether under the terms of the Rights Offering, the Standby Purchase Agreement, or otherwise. Offers and sales of common stock issuable in the Rights Offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. Offers and sales of shares of common stock pursuant to the Standby Purchase Agreement will only be made in a private placement transaction exempt from the registration requirements of the Securities Act and applicable state securities laws on the terms and subject to the conditions of the Standby Purchase Agreement.

STOCK OWNERSHIP INFORMATION

The following table sets forth, as of the record date, information concerning the only parties known to the Company as having beneficial ownership of more than 5 percent of its outstanding common stock and information with respect to the stock ownership of all directors and executive officers of the Company individually and as a group. The table also set forth the percentage ownership for the same persons after the Rights Offering, assuming all shareholders exercise their subscription rights. The address of each director and executive officer listed below is 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned Before the Rights Offering	Percent of Common Stock Beneficially Owned Before the Rights Offering	Maximum Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Rights Offering (1)	Percent of Common Stock Beneficially Owned After the Rights Offering (2)
Jeffrey L. Gendell c/o Tontine Capital Management, L.L.C. 55 Railroad Avenue, 1st Floor, Greenwich, CT 06830	2,293,089 (3)	38.2%	458,618	2,751,707	38.2%
Clearbridge Advisors, LLC 399 Park Avenue New York, NY 10022	584,125 (4)	9.7%	116,825	700,950	9.7%

Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	390,925 (5)	6.5%	78,185	469,110	6.5%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	353,193 (6)	5.9%	70,639	423,832	5.9%
Wilen Management Company, Inc. 2360 West Joppa Road, Suite 226 Lutherville, MD 21093	301,728 (7)	5.0%	60,346	362,074	5.0%
Robert C. Timmins	63,800	1.1%	12,760	76,560	1.1%
Paul Hassler	65,553 (8)	*	6,986	72,539	*
John H. McDermott	38,500	*	7,700	46,200	*
Andy L. Nemeth	39,363 (9)	*	5,248(10)	44,611	*
Keith V. Kankel	29,186	*	5,837	35,023	*
Larry D. Renbarger	29,000	*	5,800	34,800	*
Terrence D. Brennan	21,500	*	4,300	25,800	*
Walter E. Wells	21,500	*	4,300	25,800	*
Harold E. Wyland	14,000	*	2,800	16,800	*
Gregory J. Scharnott	5,288 (11)	*	1,058	6,346	*

Directors and Executive Officers as a group (10 persons)	327,690	5.5%	56,789	384,479	5.5%

______________________

*	Less than 1%.

(1)	Percentage assumes all shareholders subscribe in full to their pro rata portion of the shares offered in the Rights Offering.
(2)

If shareholders subscribe fully to the Rights Offering, their percentage interest remains constant. If no holder other than Tontine were to subscribe for their portion of the shares offered in the Rights Offering and Tontine purchases all unsubscribed shares, pursuant to its obligations as set forth in the Standby Purchase Agreement, Tontine’s ownership would be 48.5% of the outstanding shares of the company.

(3)

Information based on the Schedule 13D/A filed jointly by Tontine Capital Management, L.L.C. (“TCM”), Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Overseas Master Fund, L.P. (“TCO”), Tontine Capital Overseas GP, L.L.C. (“TCO GP”) and Jeffrey L. Gendell on May 24, 2007. Includes 1,834,469 shares owned directly by TCP and 458,620 shares owned directly by TCO. Mr. Gendell is the managing member of TCM, the general partner of TCP. Mr. Gendell is also the managing member of TCO GP, the general partner of TCO.

(4)	Information based on latest Schedule 13G filed by Clearbridge Advisors, LLC on February 9, 2007.
(5)	Information based on latest Schedule 13G filed by Heartland Advisors, Inc. on February 12, 2007.
(6)	Information based on latest Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 9, 2007.
(7)	Information based on latest Schedule 13G filed by Wilen Management Company, Inc. on January 26, 2007.
(8)	Includes 30,625 options which are exercisable within 60 days of the record date.
(9)	Includes 18,125 options which are exercisable within 60 days of the record date.
(10)	Includes 1,000 shares to be offered to Mr. Nemeth as a management employee under Proposal No. 3.
(11)

Mr. Scharnott resigned from the Company on March 12, 2007. Because Mr. Scharnott was one of our most highly compensated executive officers during the last completed fiscal year, Mr. Scharnott is considered a named executive officer under the securities laws and therefore appears in the table above.

_______________

PROPOSAL NO. 1

APPROVAL OF THE RIGHTS OFFERING

General Background

Our Board has approved a proposal that we raise equity capital by offering holders of our common stock an opportunity to purchase additional shares in a rights offering. If Proposal No. 1 is approved by our shareholders, the Company will distribute at no cost to shareholders non-transferable rights to purchase, in aggregate, approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000. Each shareholder will receive, for each share of common stock owned on the record date, one right to purchase 0.2 of a share of common stock at $11.25 per whole share. The rights will be evidenced by subscription certificates. We expect to set the record date for the Rights Offering shortly before commencement of the offering. Holders of rights will be permitted to purchase a whole number of shares, with fractional shares rounded down.

In connection with the Rights Offering, we will file a registration statement with the Securities and Exchange Commission (the “SEC”). Once the registration statement becomes effective, we will commence the Rights Offering and mail the Rights Offering prospectus to holders of our common stock. The prospectus will contain important information about the Rights Offering. You should not make a decision to participate in the Rights Offering until you read the prospectus.

We are asking our shareholders, at the Special Meeting, to approve the Rights Offering. A vote in favor of the Rights Offering will not obligate any shareholder to purchase shares in the Rights Offering.

Reasons for Rights Offering

We are undertaking the Rights Offering to provide our shareholders an opportunity to make an additional investment in the Company and to raise capital to prepay in part the $13,975,000 in principal amount of 9.5% Senior Subordinated Promissory Notes that was provided by Tontine to fund the Company’s acquisition of Adorn Holdings, Inc. in May 2007. The Company will use the net proceeds from the Rights Offering, along with the proceeds from the proposed sale of up to approximately 130,000 shares of our common stock to certain management employees at the same $11.25 per share price (see Proposal No. 3), to prepay the 9.5% Senior Subordinated Promissory Notes, to pay related accrued interest, and to reduce borrowings under our senior secured credit facility. Under the Company’s senior secured credit facility, lenders will permit the 9.5% Senior Subordinated Promissory Notes to be prepaid only with the proceeds of new equity. If the 9.5% Senior Subordinated Promissory Notes are not prepaid by May 18, 2008, the interest rate increases to 13.5%. If this Proposal No. 1 is not approved by our shareholders, we cannot conduct this Rights Offering and we would be required to seek alternative sources of equity capital to prepay the 9.5% Senior Subordinated Promissory Notes.

Our Board of Directors considered that the ownership percentage of our current holders of common stock could be diluted by the issuance of additional shares pursuant to this Rights Offering. While the ownership percentage of our current shareholders (other than Tontine) could decrease, the Board considered that the magnitude of this dilution would depend in part on the decision of each holder of common stock whether to subscribe for additional shares in the Rights Offering. In addition, the Board considered that this Rights Offering would only occur if our shareholders approve both the Rights Offering and the Standby Purchase Agreement. After weighing these factors and the importance of raising additional equity capital for the Company, and after considering that the Rights Offering would give each holder of our common stock the opportunity to purchase additional shares of common stock at the same price, the Board concluded that the Rights Offering and Standby Purchase Agreement are in the best interests of the Company and our shareholders.

Significance of Tontine

Tontine currently owns 38.2% of our common stock. As more fully described below in Proposal No. 2, Tontine has agreed to act as a standby purchaser of any shares not subscribed for by other shareholders in the Rights Offering. Tontine’s commitments are contained in the Standby Purchase Agreement, dated September 14, 2007, among the Company and Tontine, which is attached to this Proxy Statement as Exhibit 1. Pursuant to the Standby Purchase Agreement, Tontine has agreed to purchase any shares of our common stock not subscribed for by other shareholders in the Rights Offering at the same $11.25 per share subscription price paid by our shareholders in the Rights Offering. Pursuant to the Standby Purchase Agreement, Tontine has also agreed to subscribe for and purchase its pro rata portion of the shares offered in the Rights Offering. We have agreed to register the shares of common stock owned by Tontine, including any shares purchased in the Rights Offering or pursuant to the Standby Purchase Agreement, pursuant to an Amended and Restated Registration Rights Agreement, dated May 18, 2007, among the Company and Tontine. On August 14, 2007, we filed a Registration Statement on Form S-3 with the SEC to register all 2,293,089 shares of common stock that are currently held by Tontine.

Certain Effects of Approving the Rights Offering

Our shareholders are being offered the opportunity to purchase a pro rata portion of the common stock offered for sale in the Rights Offering. In the case of shareholders who choose to subscribe for none or only a portion of their pro rata shares in the Rights Offering, the shareholder’s unsubscribed shares will be purchased by Tontine under the terms of the Standby Purchase Agreement, which is also subject to approval by our shareholders (see Proposal No. 2). Shareholders participating in full in the Rights Offering will not suffer dilution of their share ownership as a percentage of the total number of shares outstanding, as their percentage of ownership will remain constant. Those shareholders who do not participate fully or at all in the Rights Offering will have their ownership percentage of the total common stock outstanding diluted. Tontine’s opportunity to increase its ownership percentage will be available only if other shareholders choose not to exercise their subscription right fully or at all.

To the extent that holders of our common stock do not exercise their rights, Tontine will increase its substantial ownership interest in the company after the Rights Offering. As a result, Tontine may increase its ability to influence the election of our Board of Directors and the approval of other matters presented for consideration by the shareholders, which could include mergers, acquisitions, amendments to our charter, and various corporate governance actions.

Reasons for Seeking Shareholder Approval

We are seeking shareholder approval of the Rights Offering because we are required to do so under the terms of the Standby Purchase Agreement, and because our Board considered that this Rights Offering would only occur if our shareholders approved both the Rights Offering and the Standby Purchase Agreement. In order for the Rights Offering to take place, our shareholders must approve both Proposal No. 1 (approval of the Rights Offering) and Proposal No. 2 (approval of the Standby Purchase Agreement). If this Proposal No. 1 is not approved by our shareholders, we cannot conduct this Rights Offering and we would be required to seek alternative sources of equity capital to prepay the 9.5% Senior Subordinated Promissory Notes.

Further information concerning the Rights Offering, including a copy of the prospectus describing the Rights Offering and the shares of common stock to be issued pursuant thereto, will be distributed to those shareholders of record as of a date to be set shortly before commencement of the offering, if shareholders approve this Proposal No. 1.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, whether under the terms of the Rights Offering, the Standby Purchase Agreement, or otherwise. Offers and sales of our common stock issuable in the Rights Offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

"FOR" PROPOSAL NO. 1 APPROVING THE RIGHTS OFFERING

______________

PROPOSAL NO. 2

APPROVAL OF THE STANDBY PURCHASE AGREEMENT

AND THE TRANSACTIONS CONTEMPLATED THEREUNDER

General Background

In connection with the Rights Offering described in Proposal No. 1 above, we entered into the Standby Purchase Agreement with Tontine. A copy of the Standby Purchase Agreement is set forth in full in Exhibit 1, and the description of the Standby Purchase Agreement in this Proxy Statement is qualified in its entirety by reference to Exhibit 1. The Standby Purchase Agreement obligates us to sell, and requires Tontine to subscribe for and purchase from us, its pro rata portion of the shares offered in the Rights Offering. In addition, Tontine has agreed to act as standby purchaser of any and all shares that are offered in the Rights Offering if those shares are not subscribed for by the other holders of our common stock.

In connection with our acquisition of Adorn Holdings, Inc. in May 2007, we entered into a private placement with Tontine, whereby Tontine purchased 980,000 shares of our common stock at $11.25 per share for a total purchase price of $11,025,000, and provided interim subordinated debt financing of $13,975,000 in exchange for 9.5% Senior Subordinated Promissory Notes. The 980,000 shares constituted approximately 19.9% of our then issued and outstanding common stock. After making its investment in May 2007, Tontine now holds approximately 38.2% of our outstanding common stock.

Standby Purchase Agreement

Pursuant to the Standby Purchase Agreement, Tontine has committed to purchase, at the same $11.25 per share subscription price paid by our shareholders in the Rights Offering, all shares that are unsubscribed for by the other shareholders upon the expiration of the Rights Offering. Because Tontine has committed to buy any unsubscribed shares, if this Rights Offering is completed, we are assured that our Rights Offering will generate approximately $13,500,000 in proceeds. Under the Company’s senior secured credit facility, lenders will permit the 9.5% Senior Subordinated Promissory Notes to be prepaid only with the proceeds of new equity.

Tontine’s obligations under the Standby Purchase Agreement are subject to the following:

•            customary closing conditions, including (i) that our representations and warranties in the Standby Purchase Agreement are true and correct in all material respects as of the date of signing the Standby Purchase Agreement and as of the closing date; (ii) subsequent to the execution and delivery of the Standby Purchase Agreement and prior to the closing date, there shall not have been any material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business or prospects, or any event or circumstance that is reasonably likely to result in a material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business or prospects and no event shall have occurred or circumstance shall exist which would reasonably likely result in a material adverse effect (“Material Adverse Effect”); (iii) that no market adverse effect (including (A) the suspension by the SEC or the Nasdaq Stock Market of trading in our common stock, the suspension or limitation of trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange or the establishment of minimum prices on any of these markets, (B) the declaration of a banking moratorium by the U.S. federal or New York State authorities, or (C) any material new outbreak or material escalation of hostilities or any declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets) has occurred and is continuing (“Market Adverse Effect”);

•            as of the closing date, we shall not have amended our Bylaws to opt back in to the provisions of the Indiana Business Corporation Law (the “IBCL”) pertaining to the acquisition of a controlling interest. Under Sections 23-1-42-1 to 23-1-42-11 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of disinterested shareholders of the issuing corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. We may, however, amend our Bylaws to opt back into the provisions of Chapter 42 of the IBCL once the purchase and issuance of the common stock is complete;

•            our Board shall have adopted resolutions approving and exempting the transactions contemplated in the Standby Purchase Agreement from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL which, in general, prohibit an Indiana corporation from engaging in a “business combination” (defined as a variety of transactions) with an “interested shareholder” (defined generally as a person that is the beneficial owner of 10% or more of a corporation's outstanding voting stock) for a period of five years following the date that such person became an interested shareholder;

•            we shall have amended our Rights Agreement, dated March 21, 2006, between the Company and National City Bank to permit the acquisition of any shares of our common stock acquired by Tontine pursuant to the Rights Offering and the Standby Purchase Agreement, and such amendment shall continue to be in full force and effect as of the closing date;

•            the number of authorized shares of common stock in our Articles of Incorporation shall be increased from 12,000,000 to 20,000,000 (see Proposal No. 4);

•            there shall be no judgment or other legal restraint that prohibits or renders unachievable the completion of the Rights Offering or the transactions contemplated by the Standby Purchase Agreement;

•            the SEC shall have declared the registration statement for the Rights Offering effective, we shall have complied with any request of the SEC to include additional information in the registration statement, no stop order suspending the effectiveness of the registration statement shall have been issued, and the SEC shall not have initiated a proceeding seeking such an order;

•            we shall have obtained the approval by our shareholders of the transactions contemplated by the Standby Purchase Agreement; and

•            the shares of common stock to be issued shall have been authorized for listing on the Nasdaq Stock Market.

Our obligation to fulfill the terms and obligations of the Standby Purchase Agreement are subject to the representations and warranties made by Tontine being true and correct in all material respects as of the date of the signing of the agreement and at and as of the closing date.

The Standby Purchase Agreement contains covenants that are customary for a transaction of this type. We have agreed, except as otherwise contemplated by the Standby Purchase Agreement, to (i) file this Proxy Statement and the registration statement for the Rights Offering, and to use our reasonable best efforts to have the SEC declare the Rights Offering registration statement effective; (ii) operate our business in the ordinary course, consistent with past practice; (iii) not issue any shares of its capital stock, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for our capital stock, or other agreements or rights to purchase or otherwise acquire its capital, except for (A) shares of common stock issuable upon exercise of stock options existing on the date hereof or pursuant to the management purchase as described in Proposal No. 3, and (B) in excess of an additional 50,000 shares of common stock in connection with a stock bonus program established by the Company for the benefit for certain Company employees in connection with integration activities relating to the Company’s acquisition of Adorn Holdings, Inc.; (iv) not authorize any stock split, stock dividend, stock combination, or other similar transaction affecting the number of issued and outstanding shares of our common stock; (v) not declare or pay any dividends or repurchase any shares of our common stock; and (vi) not incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

Tontine may terminate its rights and obligations under the Standby Purchase Agreement at any time prior to closing if there is a Material Adverse Effect or Market Adverse Effect that is not cured within 15 days after the occurrence thereof. If either we or Tontine materially breach the Standby Purchase Agreement, the non-breaching party may terminate its rights and obligations under the Standby Purchase Agreement if the breaching party does not cure the breach within 15 days after receiving written notice. In addition, either party may terminate its rights and obligations under the Standby Purchase Agreement, if the closing of the Rights Offering has not occurred on or prior to March 31, 2008, for any reason other than a material breach by the terminating party or a failure to meet a closing condition as defined in the Standby Purchase Agreement.

Registration Rights Agreement

We previously entered into an Amended and Restated Registration Rights Agreement with Tontine, dated May 18, 2007, in which we agreed under certain circumstances to register the resale of shares of common stock held by Tontine. The common stock purchased by Tontine both in the Rights Offering and pursuant to the Standby Purchase Agreement will be eligible to be registered for resale under the Amended and Restated Registration Rights Agreement. Should Tontine choose to resell the shares it purchases pursuant to the Rights Offering or the Standby Purchase Agreement, we will bear the costs of registering the common stock to be resold. We intend to file and maintain a registration statement on Form S-3 to be available for any sale of shares by Tontine.

Relationship with Tontine

Tontine currently owns 38.2% of our common stock. In connection with the Adorn acquisition in May 2007, we entered into a private placement with Tontine, whereby Tontine purchased 980,000 shares of our common stock at $11.25 per share for a total purchase price of $11,025,000, and provided interim subordinated debt financing of $13,975,000 in exchange for 9.5% Senior Subordinated Promissory Notes. In connection with the private placement, we entered into a Securities Purchase Agreement in which we granted Tontine the right to appoint (i) one nominee to our Board of Directors so long as it holds between 7.5% and 14.9% of our common stock then outstanding, and (ii) two nominees to our Board of Directors so long as it holds at least 15.0% of our common stock then outstanding. In each case, the nominees must be reasonably acceptable to our Board of Directors. Pursuant to the Securities Purchase Agreement, we have also agreed to limit the number of directors serving on our Board, by the date of our 2008 Annual Meeting of Shareholders, to no more than nine directors for so long as Tontine has the right to appoint a director to the our Board. As of the date hereof, there are no appointed or elected Tontine representatives on our Board. We have also entered into an Amended and Restated Registration Rights Agreement, dated as of May 18, 2007, with Tontine under which we have agreed to register shares of our common stock held by Tontine. Our obligation to register shares held by Tontine for resale extends to any shares Tontine may acquire in the future, including shares acquired in the Rights Offering or pursuant to the Standby Purchase Agreement. If no holder other than Tontine were to subscribe for their portion of the shares offered in the Rights Offering and Tontine purchases all unsubscribed shares, pursuant to its obligations as set forth in the Standby Purchase Agreement, Tontine’s ownership would be 48.5% of our outstanding common stock.

We are not aware of any current plans or proposals by Tontine with respect to any extraordinary corporate transactions involving us or any sale of our assets or change in our management, capitalization, dividend policy, charter or Bylaws (except as described in this Proxy Statement), or any other change in our business or corporate structure or with respect to the delisting or deregistration of any of our securities. However, any determination by Tontine to retain its interest in our Company will likely be subject to the continuing evaluation of pertinent factors related to its investment in us. We are not aware of any current plans by Tontine to resell any shares of our common stock, including any shares acquired in the Rights Offering or pursuant to the Standby Purchase Agreement. Depending upon the continuing assessment of these factors from time to time, Tontine may change its present intentions and may dispose of some or all of the shares of our common stock that it owns.

We are also not aware of any current plans by Tontine to acquire additional shares of our common stock. Any such acquisition would be subject to our amended Rights Agreement. That agreement may have the effect of deterring acquisitions of our stock or assets, mergers and tender offers, and proposals for the foregoing that have not been approved by our Board. We amended that agreement to permit Tontine to acquire the shares of common stock contemplated by the Standby Purchase Agreement. The acquisition of additional shares by Tontine may require an additional amendment to the Rights Agreement. The Board has the authority to amend the Rights Agreement, subject to the limitations contained therein.

Reasons for Seeking Shareholder Approval

The Standby Purchase Agreement has as a condition to closing the approval by our shareholders of the Rights Offering and the transactions contemplated by the Standby Purchase Agreement. In order for the Rights Offering to take place, our shareholders must approve both Proposal No. 1 (approval of the Rights Offering) and Proposal No. 2 (approval of the Standby Purchase Agreement). If this Proposal No. 2 is not approved by our shareholders, we cannot conduct this Rights Offering and we would be required to seek alternative sources of equity capital to prepay the 9.5% Senior Subordinated Promissory Notes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"

PROPOSAL NO. 2 APPROVING THE STANDBY PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER

_______________

PROPOSAL NO. 3

APPROVAL OF THE SALE OF SHARES OF COMMON

STOCK TO CERTAIN MANAGEMENT EMPLOYEES

General Background

Our Board has approved a proposal offering shares of our common stock to certain members of our management at the same $11.25 price per share as will be offered to shareholders in the proposed Rights Offering (see Proposal No. 1). The sale of common stock to certain management employees pursuant to this proposal is conditioned on the closing of the Rights Offering. If this Proposal No. 3 is approved, we will offer certain management employees the opportunity to purchase shares of common stock at $11.25 per share. In total, we propose to offer management the opportunity to purchase up to 130,000 shares in total for an aggregate purchase price of $1,462,500.

Reasons to Offer Management Shares of Common Stock

We are proposing to offer certain management employees the opportunity to buy our common stock (1) to encourage additional investment in the Company by management to better align the interests of shareholders and management, and (2) to raise additional capital to repay certain indebtedness incurred to finance our acquisition of Adorn Holdings, Inc. If the management share purchase is approved and management elects to purchase all 130,000 shares of common stock for an aggregate purchase price of $1,462,500, the proceeds, along with the proceeds from the Rights Offering, will be used to prepay the $13,975,000 in principal amount of 9.5% Senior Subordinated Promissory Notes issued to Tontine, to pay related accrued interest and to reduce borrowings under our senior credit facility. In an effort to better align the interests of these management employees with those of our shareholders, the Board believes it is appropriate to offer management the opportunity to purchase shares of common stock at the same $11.25 per share price as offered to shareholders in the Rights Offering.

The majority of shares to be issued to management employees under this proposal will go to individuals who became employees as a result of our acquisition of Adorn Holdings, Inc. These individuals do not currently own shares of our common stock.

Management Purchase

Any offer to purchase shares of our common stock for the same price as is offered to shareholders pursuant to the proposed Rights Offering is within the total discretion of the Compensation Committee and the Board. The following table sets forth the number of shares of common stock to be offered under this proposal to each executive officer named in the Summary Compensation Table, all executive officers as a group, and all other current employees (including all current officers who are not executive officers), the aggregate purchase price of the shares offered and the dollar value of the potential benefit of the offering if the management employees sold the shares at market value as of the date of this proxy. The purchasers will pay cash to the Company for the shares in the amount of the purchase price. Non-employee directors are not being offered shares of our common stock under this proposal.

Name and Principal Position	Number of Shares of Common Stock To Be Purchased	Aggregate Purchase Price	Dollar Value of Potential Benefit ($)(1)	(4) Tax Bonus
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	1,000	$11,250	$450	$87
Gregory G. Lee Executive Vice President of Distribution	1,000	11,250	450	87
Todd M. Cleveland Executive Vice President of Operations and Chief Operating Officer	45,500	511,875	20,475	3,964
Gregory J. Scharnott (2) Former Executive Vice President of Operations and Distribution	__	__	__	__
All current executive officers as a group	47,500	534,375	21,375	4,138
All employees, including all current officers who are not executive officers, as a group (3)	130,000	1,462,500	58,500	11,325

__________________

(1)	Calculated by determining the difference between the market value of the shares offered at October 1, 2007 ($11.70) and the purchase price of $11.25 per share.
(2)

Mr. Scharnott resigned from the Company on March 12, 2007. Because Mr. Scharnott was one of our most highly compensated executive officers during the last completed fiscal year, Mr. Scharnott is considered a named executive officer under the securities laws and therefore appears in the table above. Mr. Scharnott will not be offered shares of common stock under this proposal.

(3)	This group includes 42 management employees, including executive officers, sales managers, general managers, and national account managers.
(4)	For an explanation of this bonus, please see “Tax Considerations” below.

Tax Considerations

For those certain management employees who purchase our common stock under the terms of this Proposal No. 3, the difference between the market value of the purchased shares measured as of the date of purchase and the purchase price of $11.25 per share will be taxable compensation income. The Board has approved paying a cash bonus to all participating employees to offset a portion of the taxes resulting from the purchase of our common stock under the terms of this Proposal No. 3. Because this bonus will also be taxable compensation income, the bonus will be grossed up to include the appropriate federal and state taxes on compensation income. After deducting these taxes, the net bonus paid will equal 13% of the difference between the market value and the purchase price of the purchased shares. If the market value of the purchased shares as of the date of purchase equals $11.70 per share (the market price as of October 1, 2007), then the net bonus paid will be as indicated in the column in the table above titled “Tax Bonus.”

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under this proposed offering with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the proposal by our shareholders.

Effects of the Management Sale

The ownership percentage of our current holders of common stock will be diluted by the issuance of additional shares to management. If the management sale is approved and sale of stock were to close, a shareholder owning 10,000 shares of common stock would see their percentage of ownership drop from 0.167% to 0.164%, assuming that the shareholder purchased its pro rata portion of the shares offered in the Rights Offering.

Reasons for Seeking Shareholder Approval

The Nasdaq Stock Market requires shareholder approval when a purchase plan is to be established pursuant to which stock may be acquired by management at a discount.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

PROPOSAL NO. 3 APPROVING THE SALE OF SHARES OF COMMON STOCK

TO CERTAIN MANAGEMENT EMPLOYEES

_______________

PROPOSAL NO. 4

APPROVAL OF AN INCREASE IN THE

AUTHORIZED AMOUNT OF COMMON STOCK

General Background

Our Articles of Incorporation currently authorize 12,000,000 shares of common stock. As of October 2, 2007, there were 5,997,177 shares of common stock issued and outstanding. There are 804,639 shares of common stock reserved for issuance under existing stock option plans, of which 142,875 shares are issuable upon the exercise of outstanding options granted under our existing stock option plans. There are only 5,198,184 authorized and unissued shares of common stock available for future issuance.

As further explained in Proposal No. 1 of this Proxy Statement, we are seeking shareholder approval to conduct a rights offering pursuant to which each holder of our common stock will receive, for each share they own as of the record date for the rights offering, one right to purchase 0.2 shares of our common stock at $11.25 per share. If approved and completed, the Rights Offering will result in the issuance of approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000. As further explained in Proposal No. 3 of this Proxy Statement, we are seeking shareholder approval to issue up to 130,000 shares of common stock to certain management employees at $11.25 per share. If the issuances contemplated by both proposals occur, the number of authorized and unissued shares available for future issuance will drop below 3,900,000 shares.

On July 9, 2007, our Board unanimously adopted a resolution, subject to shareholder approval, to increase the authorized number of shares of common stock from 12,000,000 to 20,000,000 and the total shares of capital stock to 21,000,000. If the shareholders approve this Proposal No. 4, an increase in our authorized shares of common stock will be effected through the filing of a certificate of Amendment to our Articles of Incorporation with the office of the Indiana Secretary of State, amending Article V of our Articles of Incorporation to authorize 20,000,000 shares of common stock and total shares of capital stock of 21,000,000, as soon as practicable following the Special Meeting, to be effective upon such filing. Upon approval of the proposed amendment to our Articles of Incorporation, Article V would read as follows:

ARTICLE V

The total number of shares which the Corporation shall have authority to issue is twenty-one million (21,000,000), consisting of one million (1,000,000) shares of Preferred Stock, without par value, and twenty million (20,000,000) shares of Common Stock, without par value.

The Company’s Articles also authorize 1,000,000 shares of preferred stock. There are currently no shares of preferred stock outstanding and Proposal No. 4 does not propose to increase the number of authorized shares of preferred stock.

Reasons for Increasing the Authorized Number of Shares of Common Stock

The additional shares of common stock authorized upon adoption of this proposal will be available for issuance from time to time as determined by the Board, without further action by the shareholders and without first offering the shares to the shareholders. The proposed increase will ensure, for the foreseeable future, that a sufficient number of shares will be available, if needed, for issuance in connection with possible future actions approved by the Board, including stock splits, stock dividends, acquisitions, financings, rights offerings, employee benefit programs or other corporate purposes, or upon exercise of stock options or warrants. The Board believes that the availability of the additional shares for such purposes without delay or the necessity for a shareholder vote (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may be listed) will be beneficial to the Company by providing it with the flexibility required to respond to future business opportunities and needs as they arise. The availability of additional shares of authorized common stock will enable us to act promptly when the Board determines that the issuance of additional shares of common stock is advisable. Assuming the approval by shareholders of this proposal and approval of the Rights Offering and management sale, there will be approximately 11,868,000 authorized and unissued shares of common stock that are not reserved for any specific use and are available for future issuance. If this proposal is approved, but the Rights Offering and management sale proposals are not approved, there would be over 13,100,000 authorized and unissued shares of common stock available for future issuance that are not reserved for any specific use.

Anti-Takeover Effect

An increase in the number of shares of common stock that the Company is authorized to issue could have a potential anti-takeover effect with respect to the Company, although our management has not proposed the increase for that reason and does not presently anticipate using the additional authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because the Company could issue additional shares of common stock, up to the total authorized number, thereby diluting the shareholdings and related voting rights of then existing shareholders in proportion to the number of any additional shares issued.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

"FOR" PROPOSAL NO. 4 APPROVING AN INCREASE IN THE AUTHORIZED

AMOUNT OF COMMON STOCK

_______________

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Summary

We believe that our compensation plan as it relates to our named executive officers should be aligned with the Company’s strategic plan, its operating performance, and increasing management ownership in the Company. Our objective is to attract and retain highly qualified executives and to align the interest of our Board of Directors with our senior management team in efforts to facilitate strong leadership in an environment that creates and promotes productivity and goal oriented results. In order to meet these objectives, the Compensation committee has met numerous times over the past several years and conducted market studies and analysis to ensure that we are providing a competitive complete package as it relates to our senior management team. Our compensation plan currently includes the following components and our general objectives as they relate to each:

•	Annual Base Salaries – Base salaries are based on job responsibility, individual performance, experience, skill level, and market practices.
•

Annual Non-Equity Incentive Plan Awards and Performance Bonuses – Non-Equity Incentive Plan Awards and Performance Bonuses are intended to reward outstanding performance and efforts as they relate to the Company’s strategic plan and are tied to items including Return on Equity. The Board reserves the right at any time to award discretionary bonuses to senior management based on outstanding performance or other factors.

•

Long-Term Incentives – In efforts to increase management ownership in the Company, our plan links performance to our strategic plan and our shareholder interests in efforts to provide long-term shareholder value.

•

Executive Retirement Plan – In efforts to retain a highly qualified management team, our executive officers, upon approval by the Board of Directors, participate in a supplemental retirement program which is based on base wages, years of service, and other criteria.

•	Perquisites – Perquisites are minimized to promote team oriented results.
•	Severance Benefits – We continue to support our executive team and want to provide reasonable and equitable protection consistent with comparable practices of comparable companies.

Benchmarking

We use a variety of resources including SEC filings as they relate to our customers, suppliers, and other companies of our size to assist in establishing our compensation programs for our senior executives. Our major competitors are not publicly traded and therefore we do not have access to their compensation information to make appropriate comparisons at this level. Along with current market rates for companies of our size, structure, and reporting responsibilities, we utilize market surveys, Board member experience, external compensation studies, and engage the assistance of our advisors and contacts within the industry to help supplement our decision making process. While the Manufactured Housing industry, which represents approximately 44% of our revenue base, has been operating at the lowest levels in more than 40 years, we have worked to provide an appropriate compensation package that recognizes the inherent limitations on organic growth while fully recognizing the significant efforts put in by our management team to not only execute on strategies in conjunction with our strategic plan but to continue to promote a culture of performance based results and team oriented goal setting. Additionally, with the change in management personnel related to Paul E. Hassler being appointed President and Chief Executive Officer in 2004, we recognized that our new senior management team, while experienced within the industry and with the Company, owned very little Company stock. Accordingly, we have taken on the initiative of increasing management’s ownership of Company common stock through the issuance of both restricted and unrestricted stock awards in conjunction with our 1987 Omnibus Stock Option Program as amended.

Equity Trading Restrictions

The Company has a policy with regards to a mandatory blackout period related to equity transactions which starts on the 15th day of the month ending in a reporting period (March, June, September, and December) and ends three days after the public release of the financial information for that reporting period. During this period, Section 16 insiders and other management employees who have access to “inside” information are precluded from trading in the public market, any types of company owned equity securities. Additionally, the Company precludes any Section 16 insider, as defined by the Securities and Exchange Commission, Director, Officer, or Employee from trading in the public market, or any other market, based on information that is not made available to the general public.

The components of our executive compensation plan as currently established by the Compensation Committee include the following:

•	Base Salary
•	Non-Equity Incentive Plan Awards
•	Annual Performance Bonus
•	Stock Awards
•	Non-Qualified Stock Options
•	Executive Retirement Plan

Base Salary

The Compensation Committee reviews and approves the base salaries of named executives each year, as well as at the time of promotion, change in job responsibilities, or any other change deemed to be a material event. Base salaries are set on the first day of January of each year. The Compensation Committee sets the salary for the President and CEO, and approves the base salaries for the other named executives based on recommendations by the President and CEO. The Compensation Committee recommended and the Board subsequently approved a base salary increase for the Named Executive Officers based on recommendations by Mr. Hassler, President and CEO, as well as a review of individual performance and trends in the marketplace effective January 1, 2007. The following table summarizes 2006 and 2007 base salaries:

Name	2006 Base Salary	2007 Base Salary	% Increase
Paul E. Hassler	$320,000	$335,000	4.7%
Andy L. Nemeth	200,000	217,000	8.5%
Gregory J. Scharnott	200,000	207,000	3.5%

Non-Equity Incentive Plan Awards

The Annual Non-Equity Incentive Plan Awards are reviewed and approved each year and are based on the achievement of financial targets. The 2006 target was based on the Company achieving a level of return on equity computed as pre-tax net income divided by Beginning Equity. The award is calculated as a percent of base salary and payouts start at $0 and are capped at 81% of base salary. The formula was set-up primarily during this time period to take into account the handicapped market environment with regards to the Manufactured Housing industry and attainment of the Company’s strategic financial targets in conjunction with its strategic plan. Given the limited trading activity of the Company’s stock at this time, due to the large concentration of institutional investors and limited market float, we believe that this formula accurately takes into account return to shareholders and overall alignment with its financial goals and objectives. This formula is used as a key measure of the Company’s performance. While this earnings target has been used in recent years, the Compensation Committee reserves the right to modify, cancel, change, or reallocate any components of this calculation or criteria at any time. The awards in conjunction with the 2006 operating results were recommend by the Compensation Committee and unanimously approved by the Board of Directors.

Actual and potential non-equity incentive plan awards for 2006 are set forth in the table below. Potential 2006 awards are expressed as a percentage of base salary.

		Potential 2006 Performance Bonus (as a percentage of base salary)
Name	Actual 2006 Performance Bonus	Threshold	Target	Maximum
Paul E. Hassler	$66,560	0%	16%	81%
Andy L. Nemeth	41,600	0%	16%	81%
Gregory J. Scharnott	41,600	0%	16%	81%

Annual Performance Bonus

We believe in rewarding management in situations outside of the Annual Non-Equity Incentive Plan for accomplishments that benefit the shareholders and short and long-term goals of the Company and its strategic plan. Due to the depressed conditions in the Manufactured Housing industry, which are beyond the Company’s control, management must continue to work and make decisions that do not immediately have a financial impact on the Company, but promote the long term goals and direction as they relate to the strategic plan. In these situations, it is our belief that our management team should be rewarded to decrease the gap between financial results and actual operating management and performance.

Stock Awards

Annual Performance Based Stock Awards:

We believe that increasing senior management’s ownership in the Company is critical to our long-term strategic plan and keeping management goals aligned with increasing shareholder value. The Company’s current plan provides for the issuance of unrestricted stock awards upon reaching levels of return on equity, as calculated above, at levels at or in excess of 10%. Upon attainment of return on equity of 10%, the Compensation Committee will award the Senior Executives a pool of up to 25,000 shares of unrestricted stock awards. The Named Executive Officer, upon grant, will be entitled to all rights and voting privileges associated with such stock grant and will be responsible for the payment of all applicable taxes associated therewith.

Discretionary Stock Awards:

We believe that management should be rewarded for outstanding performance, irrespective of financial targets and metrics and therefore reserve the right to issue unrestricted stock grants to Named Executive Officers and other individuals at our discretion. In 2006, the Board of Directors, upon recommendation by the Compensation Committee, awarded 11,700 shares to the Named Executive Officers and certain other senior management in conjunction with this discretionary stock award.

The following table summarizes the Stock Awards issued to Named Executives in 2007 as they related to the 2006 fiscal year:

Name	Shares	Market Price	Total
Paul E. Hassler	5,000	$11.81	$59,050
Andy L. Nemeth	2,500	$11.81	29,525
Gregory J. Scharnott	1,750	$11.81	20,668

Stock-Based Compensation:

Beginning in 2006, the Company granted the Named Executive Officers the right to elect to receive any or all of their base pay increases in any given year in restricted stock in lieu of cash. The election is made as of the first of the year. The shares are issued as of the first of the year and vest quarterly at 25% per quarter. The officers are responsible for all applicable taxes associated with such shares and are entitled to all rights and voting privileges with respect to such shares.

The following table summarizes the individual elections in 2006 made by the Named Executive Officers to have shares issued in lieu of cash compensation:

Name	Shares	Market Price (1)	Total
Paul E. Hassler	3,780	Various	$45,436
Andy L. Nemeth	1,890	Various	22,718
Gregory J. Scharnott	1,890	Various	22,718

(1) The market prices of the stock grants were based on the closing stock price on the last day of each fiscal quarter.

Non-Qualified Stock Options

Beginning in 2006, the Company began using performance shares in lieu of stock options as the primary incentive for the Named Executive Officers due to the regulatory reporting requirements and the preference towards stock awards as a primary form of long term incentive compensation. The Compensation Committee has not granted any stock options to the Named Executive Officers since 2005. At December 31, 2006, the Company currently has three (3) non-qualified stock option grants outstanding with grant dates, vesting dates, percent exercisable, and termination dates as follows:

Grant Date	Options Remaining	Vested	Unvested	Termination Date
11/1/01	24,375	100%	0%	10/31/07
6/22/04	106,375	50%	50%	6/21/10
10/31/05	68,500	25%	75%	10/30/11

A description of all stock awards held by the Named Executives as of the end of fiscal 2006 is contained in the Outstanding Equity Awards at Fiscal Year End table on page 14.

We reserve the right at any time to grant options under its stock option plan.

Executive Retirement Plan

The Company maintains a non-qualified executive retirement plan for its key executives. Under the plan and upon vesting, the employee is entitled to receive upon the attainment of age 65, 40% of the employee’s annual base wages paid over ten years in 520 consecutive weekly payments. The employee may retire at any time upon achieving age 60 and prior to age 65 with a 5% penalty per year. Each employee invited to participate in the plan is approved by the Board of Directors. The employee makes no contributions to the plan and the retirement benefits are unfunded. The Company purchases and is the owner of life insurance policies on certain executives which accumulate cash value as a potential source of funding, if required. The benefits under the plan are unsecured and subject to substantial risk in the event of bankruptcy or other insolvency matters. These benefits are not taxable to the employee until received and vest upon a change in control, the employee achieving 25 years of continuous service, the employee reaching age 65, or a combination of the employee’s age and years of service equaling 85. The provisions of the agreement provide for benefits payable in the event of death or disability. All Named Executive Officers are participants in this plan.

Perquisites

We believe in a performance based compensation and benefits package and therefore provide very few perquisites to our named executives. We do not provide the personal use of a company airplane or a company car or other transportation, nor does the Company provide security at a personal residence, commuting expenses, personal travel using vehicles owned or leased by the Company, housing and other living expenses, clerical or secretarial services for personal matters, club memberships not exclusively used for business memberships, personal financial or tax advice or investment management services, or tax planning, financial planning, or tax preparation costs. We provide a car allowance to our named executives, corporate managers, and general managers, all of which are included as taxable income.

Benefit Plans

We do not maintain separate benefit plans for our Named Executive Officers. They participate in the same health and welfare plans as all of our other general employees with the same deductibles and co-pays. The Named Executive Officers also participate in the same 401(k) retirement program as all of the other general employees.

Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation paid to our Chief Executive Officer, our Chief Financial Officer and any other highly compensated executive officers who were required to file reports under section 16 of the Securities Exchange Act of 1934 (the “Named Executive Officers”) for the year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
Paul E. Hassler President and Chief Executive Officer	2006	$280,020	-	$99,080	$40,241	$66,560	$82,123	$14,144 (7)	$582,168
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	2006	180,024	-	49,540	23,816	41,600	6,316	14,032 (8)	315,328
Gregory J. Scharnott Executive Vice President of Operations and Distribution	2006	180,024	-	40,683	23,816	41,600	36,432	14,032 (8)	336,587

(1)

2006 base salaries which took effect on January 1, 2006 were as follows: Mr. Hassler, $320,000, Mr. Nemeth, $200,000, Mr. Scharnott, $200,000. Effective January 1, 2007, Mr. Hassler’s base salary was increased to $335,000 and Mr. Nemeth’s base salary was increased to $217,000. Mr. Scharnott resigned effective March 12, 2007.

(2)

The named executives were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitutes Annual Incentive Plan awards for 2006 performance that were approved by the Compensation Committee on February 23, 2007, and paid shortly thereafter.

(3)

Represents (i) the dollar amount of optional salary deferrals in the form of stock awards that each named executive elects to receive in lieu of cash compensation at the beginning of the fiscal year. These stock awards are awarded at the beginning of the year and vest 25% per quarter. The named executive is responsible for all income taxes and other costs associated with the awards. In 2006, Mr. Hassler elected to receive $40,030 of his annual base compensation in the form of Company common stock and Mr. Nemeth and Mr. Scharnott each elected to receive $20,015 of their annual base compensation in the form of Company common stock, and (ii) the dollar amount associated with a discretionary grant of shares by the Compensation Committee of the Board of Directors associated with the 2006 Annual Incentive Plan. Under the Plan, the Compensation Committee may award a discretionary bonus in the form of stock to the named executives. In 2007, the Compensation Committee granted 5,000 shares to Mr. Hassler, 2,500 shares to Mr. Nemeth, and 1,750 shares to Mr. Scharnott. These shares were granted at the share price on the date of grant of $11.81 per share and accordingly, in 2007, the Company recognized $59,050 in compensation expense for Mr. Hassler, $29,525 for Mr. Nemeth, and $20,668 for Mr. Scharnott.

(4)

Represents the dollar amount associated with the named executive’s option grants that are recognized as compensation for financial statement reporting purposes with respect to fiscal 2006 in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 9 (Stock Option Plan) to the financial statements in our Annual Report on Form 10-K under the heading Compensation Plans. Includes 2006 compensation expense associated with stock options granted in 2004 and 2005.

(5)	Represents 2006 amounts paid in 2007 under the Annual Non-Equity Incentive Plan.
(6)

Represents the aggregate change in the present value of the named executive’s accumulated benefit under the Patrick Industries, Inc. Executive Retirement Plan. In computing these amounts, the Company uses various assumptions including remaining years of service, estimated discount rates, and present value calculations. None of the Named Executive Officers were vested in this plan at December 31, 2006.

(7)	Represents $13,440 in car allowance and $704 in company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan.
(8)	Represents $13,440 in car allowance and $592 in company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan.

The compensation represented by the amounts for the year ended December 31, 2006 set forth in the All Other Compensation column in the Summary Compensation Table for the Named Executive Officers detailed in the table below.

Name and Principal Position	Qualified Savings Plan	Group Term Life Insurance	Company Contributions to Retirement Benefit Plan	Automobile Allowance	Other
Paul E. Hassler President and Chief Executive Officer	-	-	$704	$13,440	-
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	-	-	592	13,440	-
Gregory J. Scharnott Executive Vice President of Operations and Distribution	-	-	592	13,440	-

Options Granted in Last Fiscal Year

No options were granted in 2006. See Non-Qualified Stock Options under the heading Compensation Discussion and Analysis for details on outstanding stock option grants.

Outstanding Equity Awards at December 31, 2006

The following table summarizes the outstanding equity awards held by the named executives as of December 31, 2006:

(1)    Stock options within each annual grant vest incrementally at a rate of 25% per year, with full vesting at the end of four years, and expire after six years.

Grants of Plan-Based Awards

The table below sets forth information on grants to the named executives of options and stock awards as set forth in the Stock Awards section of the Summary Compensation Table in 2006:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Paul E. Hassler	1/2/06 2/16/07	$0 0	$0 0	$0 0	0 0	3,780 5,000	3,780 5,000	0 0	0 0	$0 0
Andy L. Nemeth	1/2/06 2/16/07	0 0	0 0	0 0	0 0	1,890 2,500	1,890 2,500	0 0	0 0	0 0
Gregory J. Scharnott	1/2/06 2/16/07	0 0	0 0	0 0	0 0	1,890 1,750	1,890 1,750	0 0	0 0	0 0

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in 2006 and stock awards that vested or were paid in 2006 to the named executives. This information is set forth in the Summary Compensation Table:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Paul E. Hassler	- -	- -	3,780 (1) 5,000 (3)	$45,436 (2) 59,050 (4)
Andy L. Nemeth	- -	- -	1,890 (1) 2,500 (3)	22,718 (2) 29,525 (4)
Gregory J. Scharnott	- -	- -	1,890 (1) 1,750 (3)	22,718 (2) 20,668 (4)

(1)	Represents Officer elected deferrals of 2006 base wages in the form of Company common stock which vests over a period of one year on a quarterly basis.
(2)	Based on a vesting schedule of 25% per quarter with closing share prices of $11.87, $11.27, $12.44, and $12.50.
(3)	Represents discretionary stock grant awarded to named executives on February 16, 2007 by the Board of Directors in conjunction with 2006 performance.
(4)	Based on immediate vesting on February 16, 2007 at a closing share price of $11.81.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	199,250	$9.54	728,158
Equity compensation plans not approved by security holders	0	N/A	0
Total	199,250	$9.54	728,158

Nonqualified Defined Contribution and Other Deferred Compensation Plans

The following table sets forth information about the participation of the named executives in the Executive Retirement Program and is set forth in the Summary Compensation Table under the caption “Change in Pension Value and Nonqualified Deferred Compensation Earnings:

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul E. Hassler	-	$68,941	$13,182	-	$270,444
Andy L. Nemeth	-	5,598	718	-	16,571
Gregory J. Scharnott	-	32,336	4,096	-	94,950

The Patrick Industries, Inc. Executive Retirement Plan is a non-qualified unfunded plan awarded to certain named executives by the Board of Directors. As a participant in the Plan, the Company will pay each of the Named Executive Officers, or their beneficiaries, up to 40% of their base salary for 120 months upon retirement (if the employee continues in the employment of the Company until the age of 65, or upon the attainment of other parameters), or upon the employee’s death or total disability. A participant vests after 30 years of continuous service, or upon a combination of the years of service plus the employee’s age equaling 85. Additionally, the named executives vest upon a change of control event in which a party acquires 33% or more of the Company’s outstanding common stock. The Company has a life insurance contract on each named individual as a potential funding source for payments under the obligations; however, the benefits are subject to risk in the event of bankruptcy or certain other events.

Employment Contracts

The Company entered into Employment Agreements with Paul E. Hassler, Andy L. Nemeth, and Gregory J. Scharnott, pursuant to which they agreed to serve as executive officers of the Company. The Agreements contain a non-compete clause and certain other stipulations and provide for a severance package that includes twelve (12) months base salary for Paul E. Hassler and six (6) months base salary for Andy L. Nemeth and Gregory J. Scharnott. Under the Agreements, voluntary termination with or without good reason, death, disability or retirement, shall not result in any obligation of the Company to make payments.

Potential Payments Upon Termination and Following a Change in Control for Fiscal Year 2006

We believe that the Company should provide reasonable severance benefits to our Named Executive Officers and other general employees that are fair and commensurate with their job duties, functions, and responsibilities. We believe it is important to protect our key employees in the event of a change in control and it is also in the best interest of the Company to obtain a release from employees whose employment is terminated as well as a non-compete agreement from certain employees in the form of a severance agreement. The following table summarizes the severance agreements at December 31, 2006 for our Named Executives in the event they are terminated without cause:

Name	Severance	Payments upon Termination Without Cause (1)	Non Compete	Confidentiality Agreement
Paul E. Hassler	12 Months Base Salary	$320,000	1 Year	1 Year
Andy L. Nemeth	6 Months Base Salary	100,000	1 Year	1 Year
Gregory J. Scharnott	6 Months Base Salary	100,000	1 Year	1 Year

(1) Employee is required to sign a mutual release of claims in a form satisfactory to the Company.

Director Compensation

Non-employee directors are paid an annual retainer of $5,000, $1,000 for each board meeting and conference call they attend, and $1,000 for each committee meeting they attend with a maximum of $2,000 per combined event. Committee members receive an additional annual retainer of $5,000, regardless of the number of committees on which they serve, and effective for fiscal 2007, Committee chairmen receive an additional $2,000 annual retainer. The lead director receives an additional annual retainer of $5,000. Employee directors receive no compensation as such. On an annual basis in May, each non-employee director is automatically granted a restricted stock award for 3,000 shares of the Company’s common stock which will vest upon such director’s continued service as a member of the Board of Directors for one year or earlier upon certain events. Effective for fiscal 2007, non-employee directors will receive an annual share grant of 3,500 shares.

The following table sets forth a summary of the compensation we paid to our non-employee directors in the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terrence D. Brennan	$ 17,000	$ 38,280	---	---	---	---	$ 55,280
Keith V. Kankel	12,000	38,280	---	---	---	---	50,280
John H. McDermott	18,000	38,280	---	---	---	---	56,280
Larry D. Renbarger	19,000	38,280	---	---	---	---	57,280
Robert C. Timmins	24,000	38,280	---	---	---	---	62,280
Walter E. Wells	19,000	38,280	---	---	---	---	57,280
Harold E. Wyland	17,000	38,280	---	---	---	---	55,280

(1)	The amounts under the column headed “Fees Earned or Paid in Cash” represent meeting and retainer fees.

(2)       Represents the value of 3,000 shares of restricted stock granted to each non-employee director at a closing stock price of $12.76 on May 11, 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Terrence D. Brennan (Chairman)
John H. McDermott
Larry D. Renbarger
Robert C. Timmins
Walter E. Wells
Harold E. Wyland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, no executive officer of the Company served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2006, and no member of the Compensation Committee was formerly an officer of the Company.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Special Meeting and Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Andy L. Nemeth at 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638, we will provide a separate copy of the Annual Report for the year ended December 31, 2006 or Notice of Annual Meeting and Proxy Statement.

SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in proxy materials for the next Annual Meeting should be addressed to the Company’s Secretary, P.O. Box 638, Elkhart, Indiana 46515-0638, and must be received no later than Friday, December 7, 2007. In addition, the Company’s Bylaws require notice of any other business to be brought before a meeting by a shareholder (but not included in the proxy statement) to be delivered, in writing, to the Company’s Secretary, together with certain prescribed information, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year’s annual meeting. Likewise, the Articles of Incorporation and Bylaws require that shareholder nominations to the Board of Directors be delivered to the Secretary, together with certain prescribed information in accordance with the procedures for bringing business before an Annual Meeting at which directors are to be elected.

INCORPORATION BY REFERENCE

The Company incorporates by reference in this Proxy Statement the following from its Annual Report on Form 10-K for the year ended December 31, 2006: Part II, Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations), Item 7A (Quantitative and Qualitative Information About Market Risk), Item 8 (Financial Statements and Supplementary Data) and Item 9 (Changes in and Disagreements with Accountants on Accounting and Financial Disclosure). The Company also incorporates by reference in this Proxy Statement the financial statements set forth as Ex. 99.1, Ex. 99.2, and Ex. 99.3 to Form 8-K/A as filed with the Securities and Exchange Commission on July 3, 2007.

OTHER MATTERS

A copy of the documents described in the section entitled “Incorporation By Reference” may be obtained without charge by writing to Andy L. Nemeth, Patrick Industries, Inc., P.O. Box 638, Elkhart, Indiana 46515-0638. The Board of Directors knows of no other proposals which may be presented for action at the Special Meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Shareholders are urged to promptly vote by telephone, by Internet, or execute and return the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors,

ANDY L. NEMETH

SECRETARY

October 5, 2007

Exhibit 1

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) dated as of September 17, 2007, by and among Patrick Industries, Inc., an Indiana corporation (the “Company”), Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”), and Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership (“TCO” and collectively with TCP, the “Standby Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to distribute to holders of its common stock (the “Common Stock”) of record as of the close of business on the record date of the Rights Offering (the “Record Date”), non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price (the “Subscription Price”) in accordance with the term sheet attached hereto as Annex A and incorporated herein by reference (such term sheet, the “Term Sheet” and such offering, the “Rights Offering”); and

WHEREAS, pursuant to the Rights Offering, shareholders of record will receive a fraction of a Right, as determined in accordance with the Term Sheet, for each share of Common Stock held by them as of the Record Date, and each whole Right will entitle the holder to purchase one New Share, at the Subscription Price (the “Basic Subscription Privilege”); and

WHEREAS, the Company has requested the Standby Purchasers to agree to purchase from the Company upon expiration of the Rights Offering, and the Standby Purchasers are willing to so purchase, New Shares, at the Subscription Price, to the extent such New Shares are not purchased by shareholders pursuant to the exercise of Rights;

WHEREAS, the Company and the Standby Purchasers entered into an Amended and Restated Registration Rights Agreement, dated May 18, 2007 (the “Registration Rights Agreement”) pursuant to which the Company has agreed under certain circumstances to register the resale of shares of Common Stock held by the Standby Purchasers and whereby the Securities (as defined herein) purchased by the Standby Purchasers pursuant to this Agreement would also be eligible to be registered for resale under the Registration Rights Agreement; and

WHEREAS, the Company also intends to sell up to 130,000 shares of Common Stock at $11.25 per share to certain management employees of the Company (the “Management Purchase”);

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.     Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“Action” shall mean any action, suit claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against or affecting the Company, any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Indiana.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. (Chicago time) on the Closing Date at the offices of Barack Ferrazzano Kirschbaum and Nagelberg located at 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, or such other time and place as may be agreed to by the parties hereto.

“Closing Date” shall mean the date that is three (3) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

“Code” shall have the meaning set forth in Section 3(q) hereof.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Company Shareholder Approval” shall have the meaning set forth in Section 3(h) hereof.

“Environmental Laws” shall have the meaning set forth in Section 3(o) hereof.

“ERISA” shall have the meaning set forth in Section 3(y) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Expenses” shall have the meaning set forth in Section 6(b) hereof.

“Hazardous Materials” shall have the meaning set forth in Section 3(o) hereof.

“GAAP” shall have the meaning set forth in Section 3(e) hereof.

“IBCL” shall mean the Indiana Business Corporation Law; as amended.

“Indemnified Persons” shall have the meaning set forth in Section 9(b) hereof.

“Intellectual Property” shall have the meaning set forth in Section 3(l) hereof.

“Investment Company” shall have the meaning set forth in Section 3(q) hereof.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive,

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including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency or authority, or any arbitrator.

“Management Purchase” shall have the meaning set forth in the recitals hereof.

“Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operation, business or prospects of the Company and its Subsidiaries taken as a whole.

“New Shares” shall have the meaning set forth in the recitals hereof.

“Permits” shall have the meaning set forth in Section 3(n) hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prospectus” shall mean a prospectus, as defined in Section 2(10) of the Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the securities covered thereby.

“Proxy Statement” shall mean a definitive proxy statement filed with the Commission relating to the Rights Offering and the transactions contemplated hereunder, together with all amendments, supplements and exhibits thereto.

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Agreement” shall have the meaning set forth in Section 3(x) hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean the date on which the subscription period under the Rights Offering expires.

“Rights Offering Prospectus” shall mean the final Prospectus included in the Rights Offering Registration Statement for use in connection with the issuance of the Rights.

“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and underlying shares of Common Stock will be registered pursuant to the Securities Act.

“SEC Documents” shall have the meaning set forth in Section 3(e) hereof.

“Securities” shall mean those of the New Shares and Unsubscribed Shares that are purchased by the Standby Purchasers pursuant to Section 2 hereof.

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“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Standby Indemnified Persons” shall have the meaning set forth in Section 9(a) hereof.

“Standby Purchasers” shall have the meaning set forth in the preamble hereof.

“Subscription Agent” shall have the meaning set forth in Section 6(a)(vii) hereof.

“Subscription Price” shall have the meaning set forth in the recitals hereof.

“Subsidiaries” shall mean with respect to the Company, Machinery Inc., Harlan Machinery Inc., Adorn Holdings Inc. and Adorn, L.L.C.

“Term Sheet” shall have the meaning set forth in the recitals hereof.

“Unsubscribed Shares” shall have the meaning set forth in Section 2(b) hereof.

Section 2.	Standby Purchase Commitment.

(a)           The Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, all of the New Shares that will be available for purchase by the Standby Purchasers pursuant to their Basic Subscription Privilege.

(b)           Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, any and all New Shares if and to the extent such New Shares are not purchased by the Company’s shareholders (the “Unsubscribed Shares”) pursuant to the exercise of Rights. It is understood and agreed that if, and to the extent that the Standby Purchasers are required to purchase Unsubscribed Shares pursuant to this subsection (b), the Standby Purchasers reserve the right to determine the allocation of Unsubscribed Shares to be purchased by each of them, so long as they purchase 100% of the Unsubscribed Shares in the aggregate.

(c)           Payment of the Subscription Price for the Securities shall be made, on the Closing Date, against delivery of certificates evidencing the Securities, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

Section 3.              Representations and Warranties of the Company. Except as set forth in the Company’s Disclosure Schedule attached hereto, the Company represents and warrants to the Standby Purchasers that:

(a)           Organization and Qualification. The Company has no subsidiaries other than the Subsidiaries. The Company and each of its Subsidiaries is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with corporate power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any provision of its respective certificate or articles of incorporation, articles of organization, partnership agreement, bylaws or other organizational or charter documents, as the same may have been amended.

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(b)           Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, subject to approval by the Company’s shareholders, constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Capitalization.  The authorized capital stock of the Company consists of (i) 12,000,000 shares of Common Stock, of which, (A) 5,997,177 shares are issued and outstanding, as of September 17, 2007, and (B) 805,014 shares are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans, as of the date hereof; and (ii) 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding, as of the date hereof. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.

(d)           No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, as amended, of the Company or the Bylaws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any Legal Requirement (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to any filings or notices related to the issuance of the New Shares and the Securities to be filed with Nasdaq, if any, and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(e)	SEC Documents; Financial Statements.

(i)             Since December 31, 2005, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the

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date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)              As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or taken in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(iii)              Except as set forth on Schedule 3(e), the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(f)           Absence of Certain Changes. Since December 31, 2006, other than circumstances affecting the recreational vehicle and manufactured housing industries generally, there has not occurred any event or circumstance that has had, resulted in, or would reasonably be expected to have, a Material Adverse Effect. Except with respect to the transactions contemplated hereby and except as set forth on Schedule 3(f), since December 31, 2006, the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission.

(g)           Rights Offering Registration Statement. At the time the Rights Offering Registration Statement becomes effective, the Rights Offering Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the

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Company in writing by the Standby Purchasers for use in the Rights Offering Registration Statement or in the Prospectus.

(h)           Proxy Statement. The Proxy Statement will not, on the date it is first mailed to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time the shareholders of the Company vote at a meeting of the shareholders of the Company, to approve (i) the Rights Offering, (ii) this Agreement and the transactions hereunder, (iii) an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to 20,000,000 and (iv) the Management Purchase (the “Company Shareholder Approval”) omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Shareholder Approval which shall have become false or misleading in any material respect. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information furnished to the Company in writing by the Standby Purchasers for inclusion or incorporation by reference in any of the foregoing documents.

(i)            Prospectus. The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-1 under the Securities Act, when they become effective or at the time they are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Exchange Act.

(j)           Valid Issuance. All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing (assuming Company Shareholder Approval has been obtained), and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

(k)           Absence of Litigation. There is no Action pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(l)            Intellectual Property. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, copyrights, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, to the Company’s knowledge, as presently contemplated to be operated in the future); except as set forth on Schedule 3(l), there is no claim or Action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and to the Company’s knowledge, the Company’s or its Subsidiaries’ current products and processes do

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not infringe on any Intellectual Property or other rights held by any person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect.

(m)         Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

(n)	Permits; Compliance.

(i)              The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, “Permits”), and there is no Action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ii)              Except as set forth on Schedule 3(n), since December 31, 2006, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time): (a) would reasonably be expected to constitute or result in a violation by the Company or any of its Subsidiaries, or a failure on the part of the Company or its Subsidiaries to comply with, any Legal Requirement; or (b) would reasonably be expected to give rise to any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries has received any notice or other communication from any regulatory authority or any other person, nor does the Company have any knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.

(iii)              The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it and has taken reasonable steps such that the Company expects to be in a position to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder at such time as Section 404 becomes applicable to the Company.

(iv)              The Company is, and has reason to believe that for the foreseeable future it will continue to be, in compliance with all applicable rules of the Nasdaq Stock Market. The Company has

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not received notice from Nasdaq that the Company is not in compliance with the rules or requirements thereof. The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Nasdaq Stock Market.

(o)           Environmental Matters. “Environmental Laws” shall mean, collectively, all Legal Requirements, including any federal, state, local or foreign statute, laws, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued against the Company or its Subsidiaries, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Except for such matters as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws; (ii) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained, have complied, and are in compliance with all Permits that are required pursuant to Environmental Laws for the occupation of their respective facilities and the operation of their respective businesses; (iii) none of the Company or its Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (including fines, penalties, costs and expenses), including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities arising under Environmental Laws, nor, to the knowledge of the Company is there any factual basis therefore; (iv) there are no underground storage tanks, polychlorinated biphenyls, urea formaldehyde or other hazardous substances (other than small quantities of hazardous substances for use in the ordinary course of the operation of the Company’s and its Subsidiaries’ respective businesses, which are stored and maintained in accordance and in compliance with all applicable Environmental Laws), in, on, over, under or at any real property owned or operated by the Company and/or its Subsidiaries; (v) there are no conditions existing at any real property or with respect to the Company or any of its Subsidiaries that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws and (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has contractually, by operation of law, or otherwise amended or succeeded to any liabilities arising under any Environmental Laws of any predecessors or any other Person.

(p)           Title to Property. Except for any lien for current taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings and except as set forth on Schedule 3(p), the Company and its Subsidiaries have good and marketable title to all real property and all personal property owned by them which is material to the business of the Company and its Subsidiaries. Any leases of real property and facilities of the Company and its Subsidiaries are valid and effective in accordance with their respective terms, except as would not have a Material Adverse Effect.

(q)           No Investment Company or Real Property Holding Company. The Company is not, and upon the issuance and following the transactions contemplated by this Agreement will not be, an “investment company” as defined under the Investment Company Act of 1940 (“Investment Company”). The Company is not controlled by an Investment Company. The Company is not a United States real property holding company, as defined under the Internal Revenue Code of 1986, as amended (the “Code”).

(r)           No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

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(s)           Registration Rights. Except pursuant to the Registration Rights Agreement and this Agreement, neither the Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the Commission or registered or qualified with any other governmental authority.

(t)            Exchange Act Registration. The Common Stock is registered pursuant to the Exchange Act, and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock.

(u)           Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v)           Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company, and to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $100,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w)          Insurance. The Company and its Subsidiaries have insurance policies in full force and effect of a type, covering such risks and in such amounts, and having such deductibles and exclusions as are customary for conducting businesses and owning assets similar in nature and scope to those of the Company and its Subsidiaries. The amounts of all such insurance policies and the risks covered thereby are in accordance in all material respects with all material contracts and agreements to which the Company and/or its Subsidiaries is a party and with all applicable Legal Requirements. With respect to each such insurance policy: (i) the policy is valid, outstanding and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally, equitable limitations on the availability of specific remedies and principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); (ii) neither the Company nor any of its Subsidiaries is in breach or default with respect to its obligations thereunder in any material respect; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

(x)           Approved Acquisitions of Securities; No Anti-Takeover Provisions. Prior to Closing, the Company will have taken all necessary action, if any, required under the laws of the State of Indiana or otherwise to allow the Standby Purchasers to acquire the Securities pursuant to this Agreement, including the adoption of irrevocable resolutions approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL the transactions contemplated by this Agreement. Without limitation of the foregoing, the Company will have not amended its Bylaws to opt in to the provisions of the IBCL pertaining to the acquisition of a controlling interest (IBCL 23-1-42-1 through 23-1-42-11) with respect to the acquisition by the Standby Purchasers of the Securities. Except for the Rights Agreement, the Company has no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or Bylaws, each as amended (or similar charter documents), that is or could become applicable to the Standby Purchasers as a result of the Standby Purchasers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company’s issuance of the Securities and the Standby Purchasers’ ownership of the Securities. Prior to Closing, the Company will have amended the Rights Agreement, dated March 21,

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2006, as amended, by and between the Company and National City Bank, as Rights Agent (the “Rights Agreement”), to accommodate the issuance and sale of the Securities to the Standby Purchasers, in a form reasonably acceptable to the Standby Purchasers.

(y)           ERISA. Based upon the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder: (i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect to its plans; (iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary’s employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

(z)           Disclosure. The Company understands and confirms that the Standby Purchasers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement. All representations and warranties provided to the Standby Purchasers including the disclosures in the Company’s disclosure schedules attached hereto furnished by or on behalf of the Company, taken as a whole are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

Section 4.              Representations and Warranties of Standby Purchasers. Each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as follows:

(a)           Organization. Such Standby Purchaser is a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b)           Authorization. This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Accredited Investor. Such Standby Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (other than in accordance with Section 12 hereof) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws.

(d)           Resale of Securities. Such Standby Purchaser understands that: (i) other than pursuant to the Registration Rights Agreement, the resale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or

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otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, such Standby Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Such Standby Purchaser acknowledges that an appropriate restrictive legend will be placed on the certificate or certificates representing the Securities that may be issued pursuant to this Agreement in a form substantially similar to the legend set forth below (and a stop-transfer order may be placed against transfers of the certificates evidencing such Securities). The legend shall be removed upon the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.”

Section 5.	Deliveries at Closing.
(a)	At the Closing, the Company shall deliver to each Standby Purchaser the following:

(i)              A certificate or certificates representing the number of shares of Common Stock issued to such Standby Purchaser pursuant to Section 2 hereof; and

(ii)              A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date.

(b)	At the Closing, each Standby Purchaser shall deliver to the Company the following:

(i)              Payment of the Subscription Price of the Securities purchased by such Standby Purchaser, as set forth in Section 2(c) hereof; and

(ii)              A certificate of such Standby Purchaser to the effect that the representations and warranties of such Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Section 6.	Covenants.

(a)           Covenants. The Company agrees as follows between the date hereof and the Closing Date:

(i)              To use its reasonable best efforts to have the Board recommend to the shareholders of the Company to approve this Agreement and the transactions contemplated hereunder;

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(ii)              To as soon as reasonably practicable (A) seek the Company Shareholder Approval and (B) file with the Commission the Rights Offering Registration Statement and the Proxy Statement;

(iii)              To use reasonable best efforts to cause the Rights Offering Registration Statement, and any amendments thereto to become effective as promptly as possible, and to cause the Proxy Statement to be cleared by the Commission as promptly as practicable;

(iv)	To use reasonable best efforts to effectuate the Rights Offering;

(v)              As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (A) the time when the Rights Offering Registration Statement, or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement, or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement, or any amendment or supplement to the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(vi)              To operate the Company’s business in the ordinary course of business consistent with past practice;

(vii)              To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify the Standby Purchasers, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchasers, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(viii)              Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for (A) shares of Common Stock issuable upon exercise of stock options existing on the date hereof or pursuant to the Management Purchase, and (B) in excess of an additional 50,000 shares of Common Stock in connection with a stock bonus program established by the Company for the benefit for certain Company employees in connection with integration activities relating to the Company’s acquisition of Adorn Holdings, Inc.

(ix)              Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

(x)              Not to declare or pay any dividends or repurchase any shares of Common Stock; and

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(xi)              Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

(b)           Expense Reimbursement. The Company agrees to promptly reimburse the Standby Purchasers for all of their reasonable out-of-pocket costs and expenses and reasonable attorneys’ fees (collectively, “Expenses”) incurred by the Standby Purchasers in connection with this Agreement, the drafting and negotiation of documentation in connection with the transactions contemplated hereunder and all other activities relating to the transactions contemplated hereunder upon the Company’s receipt of all reasonably requested documentation to support the incurrence by the Standby Purchasers of such Expenses.

(c)           Public Statements. Neither the Company nor the Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) the filing of an amendment or amendments to Schedule 13D of the Standby Purchasers, to which a copy of this Agreement may be attached as an exhibit thereto.

(d)           Rights Agreement. As soon as practicable after the date hereof, the Company shall amend the Rights Agreement to permit the acquisition by the Standby Purchasers and their respective Affiliates of the shares of Common Stock contemplated by Section 2 of this Agreement.

(e)           Access to Information. Between the date hereof and the Closing Date, the Company will afford, to the officers, accountants, attorneys and authorized representatives of the Standby Purchasers, reasonable access during normal business hours to the corporate and other offices, personnel, advisors, consultants, properties, contracts, commitments, books and records of the Company and its Subsidiaries, whether such documents are located on the premises of the Company or elsewhere. The Company shall furnish the Standby Purchasers with all such statements (financial and otherwise), records and documents or copies thereof, and other information concerning the business and affairs of the Company and its Subsidiaries as the Standby Purchasers shall from time to time reasonably request. The Company further agrees to cause its accountants, attorneys and other representatives to fully cooperate with Standby Purchasers and their representatives in connection with the right of access granted herein.

Section 7.	Conditions to Closing.

(a)           The obligations of each Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)              The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii)             Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist which would reasonably likely result in a Material Adverse Effect;

(iii)              As of the Closing Date, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or the

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Nasdaq Stock Market or trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such exchange or the Nasdaq Stock Market, (B) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, or (C) there shall have occurred any material new outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets (collectively, a “Market Adverse Effect”);

(iv)              As of the Closing Date, the Company shall not have amended its Bylaws to opt back in to the provisions of the IBCL pertaining to the acquisition of a controlling interest (IBCL 23-1-42-1 through 23-1-42-11); provided, however, that the Company may so amend its Bylaws to opt into the provisions of Chapter 42 of the IBCL once the purchase and issuance of the Securities hereunder is complete;

(v)              The Board shall have adopted irrevocable resolutions approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL the transactions contemplated by this Agreement.

(vi)              As of the Closing Date, the amendment to the Rights Agreement referenced in Section 6(d) shall continue to be in full force and effect to accommodate the issuance and sale of the Securities to the Standby Purchasers and to allow the Standby Purchasers to purchase all of the Securities issued pursuant to this Agreement; and

(vii)              The Company shall have increased the number of authorized shares of Common Stock in its Articles of Incorporation to 20,000,000.

(b)           The obligations of the Company to consummate the transactions contemplated hereunder are subject to the representations and warranties of the Standby Purchasers in Section 4 being true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

(c)           The obligations of each of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)              No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the transactions contemplated by this Agreement;

(ii)              The Rights Offering Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;

(iii)              The Rights Offering and the transactions contemplated hereunder shall have been approved by the affirmative vote of a majority of the shares of the Company’s securities present in person or by proxy at the meeting of shareholders and entitled to vote on the matter; and

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(iv)              The New Shares and the Securities shall have been authorized for listing on the Nasdaq Stock Market.

Section 8.	Termination.

(a)           This Agreement may be terminated at any time prior to the Closing Date, by either Standby Purchaser by written notice to the other parties hereto if there is a Material Adverse Effect or a Market Adverse Effect, in either case that is not cured within fifteen (15) days after the occurrence thereof.

(b)           This Agreement may be terminated at any time prior to the Closing Date, by the Company on one hand or by either of the Standby Purchasers on the other hand by written notice to the other parties hereto:

(i)             if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party; or

(ii)             if the Closing has not occurred on or prior to March 31, 2008 for any reason whatsoever, other than a material breach hereunder by such terminating party or failure of the closing condition specified in Section 7(a)(iii).

Section 9.	Indemnification and Contribution.

(a)           In the event of any registration of any Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Standby Purchasers and each other Person who participated in the offering of such Securities and each other Person, if any, who controls either Standby Purchaser or such participating Person within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages or liabilities, joint or several, to which any of the Standby Indemnified Persons may become subject (i) as a result of any breach by the Company of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities or New Shares by such Standby Indemnified Person.

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(b)           Each Standby Purchaser, severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any losses, claims, damages or liabilities to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by such Standby Purchaser of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by such Standby Purchaser specifically for use in any registration statement under which Securities are registered under the Securities Act at the request of such Standby Purchaser, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)

(i)              If the indemnification provided for in this Section 9 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a

17

party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii)              The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 10.              Survival. The representations and warranties of the Company and the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 11.              Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile (with a copy delivered by receipted overnight delivery service) and shall be effective upon receipt, if delivered personally or by courier (including a recognized, receipted overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Patrick Industries, Inc.

107 West Franklin Street

Elkhart, Indiana 46516

Attention: Andy Nemeth

Telephone: (574) 294-7511

Facsimile: (574) 522-5213

With copy to:

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606-5096

Attention: Robert A. Schreck, Jr., Esq.

Telephone:	(312) 984-7582
Facsimile:	(312) 984-7700

If to the Standby Purchasers:

Tontine Capital Partners, L.P.

55 Railroad Avenue, 1st Floor

Greenwich, Connecticut 06830

Attention: Mr. Joseph V. Lash

Telephone:	(203) 769-2000
Facsimile:	(203) 769-2010

Tontine Capital Overseas Master Fund, L.P.

55 Railroad Avenue, 1st Floor

Greenwich, Connecticut 06830

Attention: Mr. Joseph V. Lash

Telephone:	(203) 769-2000
Facsimile:	(203) 769-2010

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With copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 W. Madison Street, Suite 3900

Chicago, Illinois 60606

Attention: Sarah M. Bernstein, Esq.

Telephone:	(312) 984-3100
Facsimile:	(312) 984-3150

Each party shall provide notice to the other parties of any change in address.

Section 12.              Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith. This Agreement, or the Standby Purchasers’ obligations and rights hereunder, may be assigned, delegated or transferred, in whole or in part, by either Standby Purchaser to any Affiliate of such Standby Purchaser over which such Standby Purchaser or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided that any such assignee assumes the obligations of such Standby Purchaser hereunder and agrees to be bound by the terms of this Agreement in the same manner as such Standby Purchaser. Either Standby Purchaser or any of such Standby Purchaser’s Affiliates may assign, delegate or transfer, in whole or in part, its Basic Subscription Privilege to any other Affiliate or to the Standby Purchasers. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Standby Purchaser of its obligations hereunder if such assignee fails to perform such obligations.

Section 13.              Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 14.              Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the conflict of laws provisions thereof.

Section 15.              Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 16.              Extension or Modification of Rights Offering. Without the prior written consent of the Standby Purchasers, the Company may (i) waive irregularities in the manner of exercise of the Rights, and (ii) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

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Section 17.	Miscellaneous.

(a)           The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement.

(b)           The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

PATRICK INDUSTRIES, INC.

By:
Paul E. Hassler, President

TONTINE CAPITAL PARTNERS, L.P.

By:	TONTINE CAPITAL MANAGEMENT, L.L.C.,
its general partner

By:

Jeffrey L. Gendell, its managing member

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By:	TONTINE CAPITAL OVERSEAS GP, L.L.C.,
its general partner

By:

Jeffrey L. Gendell, its managing member

S-1

ANNEX A

PATRICK INDUSTRIES, INC.

Term Sheet

Issuer:	Patrick Industries, Inc. (the “Company”)

Offering Size:	Common equity rights offering of approximately $13.5 million

Authorization:	Prior approval of the Company’s Board of Directors and subject to shareholder approval

Rights Offering:

The Company will distribute to holders of its common stock (the “Eligible Participants”), at no charge, one subscription right for each share of the Company’s common stock that Eligible Participants own as of the Record Date

Basic Subscription Privilege:	Each subscription right will entitle Eligible Participants to purchase 0.20 of a share of common stock, upon payment of the Subscription Price in cash

Subscription Commitment:

Tontine Capital Partners, L.P. (“TCP”) and Tontine Capital Overseas Master Fund, L.P. (“TCO,” and collectively with TCP, “Tontine”) and/or their affiliates will act as standby purchasers in the rights offering for all of the unsubscribed shares

Launch Date:	To be determined

Record Date:	The Record Date is to be the Launch Date at 5:00 p.m. Chicago time

Expiration Date:	The rights would expire no later than 30 days after the Launch Date. Rights not exercised by the Expiration Date will be null and void

Subscription Price:	The Subscription Price shall be $11.25 per share and will be paid in cash. All payments must be cleared on or before the Expiration Date

Transferability of Rights:	The subscription rights may not be sold, transferred or assigned

Use of Proceeds:

Together with the proceeds of the management purchase described below, to prepay the 9.5% Senior Subordinated Promissory Notes in the aggregate principal amount of $13,975,000 issued to Tontine, to pay related accrued interest and to reduce borrowings under the Company’s senior secured credit facility.

Subscription Agent:	National City Bank

Registration Rights:	Pursuant to the Amended and Restated Registration Rights Agreement

A-1

Other Conditions:

Subject to the following conditions: (i) satisfactory negotiation and execution of definitive documentation; (ii) amendment of the Company’s Shareholder Rights Plan to accommodate Tontine’s potential pro forma ownership after giving effect to the rights offering and the purchase of any unsubscribed shares; (iii) amendment to the Company’s articles of incorporation to increase the authorized number of shares of is common stock to 20,000,000; and (iv) irrevocable resolutions adopted by the Company’s board approving and exempting from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL the transactions contemplated hereby

Expenses:	All of the expenses incurred by Tontine are to be reimbursed by the Company

Management Purchase:	Sale of up to 130,000 shares of common stock to certain management employees at $11.25 per share, or an aggregate purchase price of up to $1,462,500

A-2

c/o National City Bank

Shareholder Services Operations

Locator 5352

P. O. Box 94509

Cleveland, OH 44101-4509

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll Free using a Touch Tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

If voting by mail, Proxy must be signed and dated below.

Please fold and detach card at perforation before mailing.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

If you vote by telephone or Internet, please do not send your proxy by mail.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no specific direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement.

Dated:	, 2007

Signature

(Signature if held jointly)

Please sign exactly as name appears hereon. For joint accounts, all tenants must sign. Executors, Administrators, Trustee, etc. should so indicate when signing.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

PATRICK INDUSTRIES, INC.                                                                   107 West Franklin Street, P.O. Box 638,

This Proxy is Being Solicited on Behalf of the Board of Directors	Elkhart, Indiana 46515

The undersigned hereby appoints Paul E. Hassler and Andy L. Nemeth, and each of them, as the undersigned’s proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned’s Common Stock in Patrick Industries, Inc. at the Special Meeting of Shareholders of Patrick Industries, Inc. to be held on Thursday, November 1, 2007, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 below:

1.

To approve a rights offering granting shareholders one right to purchase 0.2 of a share of common stock, for each share of the Company’s common stock they own, at a purchase price of $11.25 per share, or an aggregate of approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.

To approve the Standby Purchase Agreement and the transactions contemplated thereunder, pursuant to which Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) have committed to purchase at $11.25 per share, any shares not purchased in the rights offering.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To approve the sale of up to 130,000 shares of common stock to certain management employees at $11.25 per share, or an aggregate purchase price of up to $1,462,500.
☐	FOR	☐	AGAINST	☐	ABSTAIN
4.

To amend our Articles of Incorporation to increase the number of authorized shares of common stock, without par value, from 12,000,000 to 20,000,000 and the aggregate number of shares of capital stock to 21,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.